UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2019

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's telephone number, including area code: 215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01. Other Events.

On October 21, 2019, STRATA Skin Sciences, Inc. (the “Company”) received notice from The NASDAQ Stock Market (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request to extend the stay of suspension from Nasdaq, to November 21, 2019 and the issuance of a final determination regarding the Company’s listing status pending the hearing. The Panel decided to maintain the status quo of the Company’s shares pending the hearing, so that a final decision about the Company’s listing can be made on a full and complete record at that time. In connection with the subject of regaining compliance, based on discussions with its auditors, the Company projects that it may file its Annual Report on Form 10-K for the year ended December 31, 2018 no later than Tuesday, October 29, 2019, and that it projects to file its Quarterly Report on Form 10-Q for the first quarter of fiscal 2019 during the week of November 4, 2019, followed by the filing of its Quarterly Report on Form 10-Q for the second quarter of fiscal 2019 during the week of November 11, 2019. It further anticipates, based on timeline discussed with its auditors that the Company will be timely in filing the Quarterly Report on Form 10-Q for the third quarter of fiscal 2019 on November 14, 2019. Should the Company file in this manner, the Company anticipates filing an amendment to its 2018 Annual Report on Form 10-K/A after the filing of the second quarter 10-Q in order to file certain consents by its independent audit firms regarding the effectiveness of certain registration statements and be in full compliance with the Nasdaq listing requirements ahead of the November 21, 2019 hearing.

On October 15, 2019, the Company received a waiver from Midcap Financial Trust (“Midcap”) as administrative agent for the lenders (“Lenders”) who are party to the Credit and Security Agreement, dated December 30, 2015, as amended (collectively, the “Credit Agreement”), wherein the Lenders waived compliance with the Company’s obligation to deliver audited financial statements within 120 days of the Company’s year-end pursuant to the Credit Agreement. The waiver is effective through November 7, 2019.

Safe Harbor

This Current Report on Form 8-K, and oral statements made regarding the subjects of this release, contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s revenue growth estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to file its Annual Report on Form 10-K for the year ended  December 31, 2018 no later than Tuesday October 29, 2019, and,  that it will file its Quarterly Report on Form 10-Q for the first quarter of fiscal 2019 during the week of November 4, 2019, followed by the filing of its Quarterly Report on Form 10-Q for the second quarter of fiscal 2019 during the week of November 11, 2019, and that it will be timely in filing the Quarterly Report on Form 10-Q for the third quarter of fiscal 2019 by filing on November 14, 2019, as well as filing a Form 10K/A and that it will regain compliance with the Nasdaq listing requirements, as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this filing. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, including revenue growth estimates, see the Company’s filings with the Securities and Exchange Commission, including “Cautionary Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. No undue reliance should be placed on any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: October 25, 2019	By:	/s/ Matthew C. Hill
Matthew C. Hill
Chief Financial Officer